UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 7, 2022

Linde plc

(Exact name of registrant as specified in its charter)

Ireland	001-38730	98-1448883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Riverview Dr. Danbury, Connecticut United States 06810	Forge 43 Church Street West Woking, Surrey GU21 6HT United Kingdom

(Address of principal executive offices)(Zip Code)

+44 1483 242200

(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares (€0.001 nominal value per share)	LIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Five Year Credit Agreement

On December 7, 2022, Linde plc (the “Company”) and certain of its subsidiaries entered into an amended and restated unsecured five-year revolving credit agreement (the “Five Year Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of banking institutions as lenders.

The initial borrowers under the Five Year Credit Agreement are the Company, Linde Inc. (formerly known as Praxair, Inc.), Linde GmbH and Linde Finance B.V. Additional subsidiaries of the Company may become borrowers under the Five Year Credit Agreement, subject to satisfaction of customary conditions.

The Company fully and unconditionally guarantees all obligations of the subsidiary borrowers under the Five Year Credit Agreement. Linde Inc. and Linde GmbH also fully and conditionally guarantee all obligations of the Company under the Five Year Credit Agreement. Under certain circumstances, certain other subsidiaries of the Company may become subsidiary guarantors under the Five Year Credit Agreement.

The Five Year Credit Agreement provides for total commitments of $5,000,000,000, which may be increased to up to $6,500,000,000 subject to receipt of additional commitments and satisfaction of customary conditions.

The Five Year Credit Agreement is available for general corporate purposes of the Company and its subsidiaries. Revolving loans may be borrowed in U.S. Dollars, Pounds Sterling, Euros and other currencies agreed to by the administrative agent and the lenders. The Five Year Credit Agreement also includes commitments for swingline loans of up to $200,000,000 (for U.S. Dollar-denominated swingline loans) and €100,000,000 (for Euro-denominated swingline loans) and for letters of credit, letters of indemnity and bank guarantees in approved currencies of up to $600,000,000. Any usage of the commitments for swingline loans, letters of credit, letters of indemnity and bank guarantees will reduce availability for revolving loans.

The commitments under the Five Year Credit Agreement will expire on December 7, 2027. The Company has the option to request two one-year extensions of the expiration date. Any such extension will be subject to approval by the extending lenders.

Any revolving loans and swingline loans outstanding under the Five Year Credit Agreement will bear interest based on SOFR, EURIBOR, SONIA or the base rate, as applicable, plus, in each case, an interest margin that is subject to a ratings-based pricing grid. Commitment fees and other customary fees will be payable in connection with the Five Year Credit Agreement.

The Five Year Credit Agreement contains customary representations and warranties, conditions to credit extension, affirmative covenants, negative covenants and events of default. The Five Year Credit Agreement does not contain a financial maintenance covenant.

As of the date of this Report, the Five Year Credit Agreement has no usage outstanding.

364-Day Credit Agreement

On December 7, 2022, Linde plc (the “Company”) and certain of its subsidiaries also entered into an unsecured 364-day revolving credit agreement (the “364-Day Credit Agreement” and, together with the Five Year Credit Agreement, the “Credit Agreements”) with Bank of America, N.A., as administrative agent, and a syndicate of banking institutions as lenders.

The initial borrowers under the 364-Day Credit Agreement are the Company, Linde Inc. (formerly known as Praxair, Inc.), Linde GmbH and Linde Finance B.V. Additional subsidiaries of the Company may become borrowers under the 364-Day Credit Agreement, subject to satisfaction of customary conditions.

The Company fully and unconditionally guarantees all obligations of the subsidiary borrowers under the 364-Day Credit Agreement. Linde Inc. and Linde GmbH also fully and conditionally guarantee all obligations of the Company under the 364-Day Credit Agreement. Under certain circumstances, certain other subsidiaries of the Company may become subsidiary guarantors under the 364-Day Credit Agreement.

The 364-Day Credit Agreement provides for total commitments of $1,500,000,000.

The 364-Day Credit Agreement is available for general corporate purposes of the Company and its subsidiaries. Revolving loans may be borrowed in U.S. Dollars, Pounds Sterling, Euros and other currencies agreed to by the administrative agent and the lenders. The 364-Day Credit Agreement also includes commitments for swingline loans of up to $50,000,000 (for U.S. Dollar-denominated swingline loans) and €25,000,000 (for Euro-denominated swingline loans). Any usage of the commitments for swingline loans will reduce availability for revolving loans.

The commitments under the 364-Day Credit Agreement will expire on the date which is 364 days after the date of the 364-Day Credit Agreement (the “Commitment Termination Date”). The Company or any subsidiary borrower may, at any time during the term of the 364-Day Credit Agreement with advance notice to the administrative agent, and subject to the satisfaction of certain conditions, elect to have the entire principal balance outstanding under the 364-Day Credit Agreement converted into non-revolving term loans, which will be due and payable one year after the Commitment Termination Date.

Any revolving loans and swingline loans outstanding under the 364-Day Credit Agreement will bear interest based on SOFR, EURIBOR, SONIA or the base rate, as applicable, plus, in each case, an interest margin that is subject to a ratings-based pricing grid. Commitment fees and other customary fees will be payable in connection with the 364-Day Credit Agreement.

The 364-Day Credit Agreement contains customary representations and warranties, conditions to credit extension, affirmative covenants, negative covenants and events of default. The 364-Day Credit Agreement does not contain a financial maintenance covenant.

As of the date of this Report, the 364-Day Credit Agreement has no usage outstanding.

The foregoing descriptions of the Credit Agreements are summaries and are qualified in their entirety by the terms and provisions of the Five Year Credit Agreement and the 364-Day Credit Agreement, which are filed as Exhibits 10.1 and 10.2 to this report and are incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit. The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Amended and Restated Five Year Credit Agreement, dated as of December 7, 2022, among Linde plc, certain of its subsidiaries parties thereto as borrowers, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

10.2	364-Day Credit Agreement, dated as of December 7, 2022, among Linde plc, certain of its subsidiaries parties thereto as borrowers, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDE PLC

Date: December 8, 2022	By:	/s/ Guillermo Bichara
	Name:	Guillermo Bichara
	Title:	Executive Vice President and Chief Legal Officer